Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Republic Companies Group, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-XXXXX) on Form S-8 of the Republic Companies Group, Inc., (the Company) of our report dated May 9, 2005, with respect to the combined statements of operations (predecessor basis), net assets and comprehensive income (loss) (predecessor basis), and cash flows (predecessor basis) of Republic Underwriters Insurance Company and Affiliates for the period January 1, 2003 to August 28, 2003, and the year ended December 31, 2002, which report appears in the prospectus filed by the Company on August 4, 2005.

KPMG LLP

Dallas, Texas

October 11, 2005

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Republic Companies Group, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-XXXXX) on Form S-8 of Republic Companies Group, Inc. (the Company) of our report dated July 18, 2005, with respect to the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2004, and the period August 29, 2003 to December 31, 2003, which report appears in the prospectus filed by the Company on August 4, 2005.

KPMG LLP

Dallas, Texas

October 11, 2005